EXHIBIT 99


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       Pursuant to 18 U.S.C. Section 1350


     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, we, the undersigned, certify that, to the best of our knowledge, this periodic report of CAPITAL REALTY INVESTORS-85 LIMITED PARTNERSHIP, filed on Form 10-QSB for the quarterly period ended September 30, 2002, and containing the financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


                         CAPITAL REALTY INVESTORS-85
                           LIMITED PARTNERSHIP
                         (Issuer)

                         by:  C.R.I., Inc.
                              --------------------------------------------------
                              Managing General Partner



November 1, 2002              by:  /s/ William B. Dockser
----------------                   ---------------------------------------------
DATE                               William B. Dockser,
                                     Director, Chairman of the Board,
                                     and Treasurer
                                     (Principal Executive Officer)




November 1, 2002              by:  /s/ Michael J. Tuszka
----------------                   ---------------------------------------------
DATE                               Michael J. Tuszka,
                                     Vice President
                                     and Chief Accounting Officer
                                     (Principal Financial Officer)


     This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.